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                                                                      EXHIBIT 23
                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (nos. 333-31658, 333-52977, 333-68809, 333-79667, 333-85805,
333-93165, 333-40990 and 333-93163) of Westfield America, Inc., formerly CenterMark Properties, Inc., of our report dated January 15, 2001, with respect to the consolidated financial statements and schedule of Westfield America, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                                                  /s/ Ernst & Young LLP

April 2, 2001
Los Angeles, California